Exhibit 99.1

TOMPKINS    [GRAPHIC OMITTED]
   TRUSTCO INC.
                                                   For more information contact:
                                                 James J. Byrnes, Chairman & CEO
                                                      James W. Fulmer, President
                                                          Francis M. Fetsko, CFO
                                             Tompkins Trustco, Inc. 607.273.3210

For Immediate Release
Wednesday, July 28, 2004


Tompkins Trustco, Inc. Announces Stock Repurchase Program
ITHACA, NY - Tompkins Trustco, Inc. (AMEX: TMP)

Tompkins Trustco, Inc. announced today that its Board of Directors has authorized the repurchase of up to 400,000 shares of the Company's outstanding common stock. Purchases may be made on the open market or in privately negotiated transactions, over the next 24 months. This share repurchase program replaces a program that was previously approved by the Company's Board of Directors in July 2002, and expired this month. Over the life of the program approved in 2002, the Company repurchased 163,065 shares.

Tompkins Trustco, Inc. is a financial holding company, headquartered in Ithaca, NY. The Company is the parent for Tompkins Trust Company, The Bank of Castile, Mahopac National Bank, and Tompkins Insurance Agencies, Inc.